AREA DEVELOPMENT AGREEMENT ADDENDUM

This Area Development Agreement Addendum ("this Addendum") is made and entered into this 21st day of July, 2010, by and between CAPRIOTTI'S SANDWICH SHOP, INC. ("Franchisor") and BBC HOLDINGS, LLC ("Developer").

WHEREAS, Franchisor and Developer are simultaneously entering into and executing an Area Development Agreement dated July 21, 2010 ("Area Development Agreement") in which Developer agrees to open and operate ten (10) CAPRIOTTI'S SANDWICH SHOP Franchised Restaurants in the Northern part of San Diego County, California;

Since Developer is committing to develop ten (10) Franchised Restaurants pursuant to the Area Development Agreement, Franchisor hereby grants Developer a royalty fee equal to six percent (6%) of Gross Sales on all Franchised Restaurants to be operated pursuant to the Area Development Agreement. Developer acknowledges that should Developer default on the Area Development Agreement before opening ten (10) Franchised Restaurants, Franchisor shall raise Developer's royalty fee on all operating Franchised Restaurants to seven and one-half percent (7.5%) of Gross Sales beginning with the first full month of operation after the month in which the default occurred.

Franchisor and Developer acknowledge that all other terms, provisions and conditions of the Area Development Agreement shall remain in full force and effect and are not in any way modified by this Addendum except as specified in this Addendum.

FRANCHISOR:

By: ____________________

Name: Ashley Morris, President

Date: 7/21/10

DEVELOPER:

By: ____________________

Name: Gabe Hogan, Manager

Date: 7/21/10

By: ____________________

Title: PRESIDENT

Date: 7/21/10

AREA DEVELOPMENT AGREEMENT

by and between

CAPRIOTTI'S SANDWICH SHOP, INC.

and

BBC HOLDINGS, LLC

To develop

CAPRIOTTI'S SANDWICH SHOP RESTAURANTS

FRANCHISOR COPY

TABLE OF CONTENTS

CAPRIOTTI'S SANDWICH SHOP, INC.

AREA DEVELOPMENT AGREEMENT

This Area Development Agreement ("this Agreement") made this ___day of July, 2010, by and between CAPRIOTTI'S SANDWICH SHOP, INC., a Nevada corporation, having its principal place of business at 6056 South Durango Drive, Suite 100, Las Vegas, Nevada 89113 ("Franchisor"), and BBC HOLDINGS, LLC, a Nevada limited liability company, having its principal place of business at 2406 Harlequin Cr., Henderson, Nevada 89074 ("Developer").

WITNESSETH:

WHEREAS, Franchisor is the owner of the trademarks, service marks, trade secrets and logo "CAPRIOTTI'S," which mark is registered with the USPTO under Registration Number 3,571,960, and any other trademarks Franchisor may develop, as well as the trade names "CAPRIOTTI'S" and "CAPRIOTTI'S SANDWICH SHOP" (collectively, the "Marks") and trade secrets, recipes and know-how for use in connection with the unique process and system for the preparation and sale of all of its food products (the "System"), together with all of the goodwill connected therewith; and

WHEREAS, Developer hereby acknowledges the requirement of appropriate safeguards for the maintenance and future promotion of the System by reason of its high standards of quality and service and the fact that Franchisor has created over a period of years a superior reputation, name, identification and consumer demand for its products; and

WHEREAS, Developer hereby acknowledges and agrees to the exclusive right of Franchisor in and to the System as it is presently developed, or as the same may be improved upon during the term of this Agreement, including, trade secrets, recipes, designs, trademarks, trade names, logos, signs and slogans presently in use and/or developed after the date of this Agreement, all of which may be used by Developer only pursuant to the terms of this Agreement; and

WHEREAS, Developer desires, upon the terms and conditions of this Agreement, to obtain and enter into the business of operating restaurants utilizing the System ("Franchised Restaurant") under the name "CAPRIOTTI'S SANDWICH SHOP," subject to the training and supervision of Franchisor, and in accordance with the standards of Franchisor presently in existence and/or as changed or modified at any time after the date of this Agreement.

WHEREAS, Developer understands and acknowledges the importance of Franchisor's high and uniform standards of quality, operations and customer service and the necessity of operating the Franchised Restaurant in conformity with Franchisor's standards and specifications; and

WHEREAS, Franchisor expressly disclaims the making of and Developer acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Developer acknowledges that it has read this Agreement and Franchisor's Franchise Disclosure Document and that it has no knowledge of any representations by Franchisor, its officers, directors, shareholders, employees or agents that are contrary to the statements made in Franchisor's Franchise Disclosure Document or to the terms herein.

NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth in this Agreement, hereby agree as follows:

1. GRANT

1.1 Franchisor hereby grants to Developer, pursuant to the terms and conditions of this Agreement, options to obtain licenses to establish and operate TEN (10) CAPRIOTTI'S SANDWICH SHOP restaurants according to the system and offering carry-out, catering, delivery services and on-premises dining within the territory described in Exhibit A attached hereto and incorporated herein by this reference ("Designated Territory").

1.2 Notwithstanding the foregoing, Developer shall have no right to establish nor operate CAPRIOTTI'S SANDWICH SHOP restaurants from non-traditional locations ("Non-Traditional Locations") within the Designated Territory. Non-Traditional Locations shall include, without limitation, regional shopping malls, enclosed shopping malls, lifestyle centers, airports, railroad stations, bus stations, travel plazas, sports stadiums and arenas, hospitals and medical centers, colleges, universities, convention centers, casinos, resorts and military bases and facilities.

1.3 Developer shall be bound by the development schedule set forth in Exhibit B. Time is of the essence of this Agreement. Each Franchised Restaurant shall be established and operated pursuant to a separate Franchise Agreement ("Franchise Agreement") to be entered into by Developer and Franchisor. Each Franchise Agreement shall be in the form of Franchisor's then-current form of Franchise Agreement.

1.4 Except as otherwise provided in this Agreement, for so long as this Agreement is in force and effect and Developer is not in default under any terms hereof, Franchisor shall not establish, nor license anyone other than Developer the right to establish any CAPRIOTTI'S SANDWICH SHOP restaurant in the Designated Territory prior to the expiration of the Development Schedule ("Development Schedule") set forth in Exhibit B. Franchisor, and any parent, subsidiary or affiliate of Franchisor reserves the following rights:

(a) To establish, and to license third parties to establish, CAPRIOTTI'S SANDWICH SHOP restaurants outside of the Designated Territory as Franchisor, in its sole and exclusive discretion, deems appropriate;

(b) To establish, and to license third parties to establish, CAPRIOTTI'S SANDWICH SHOP restaurants or any other business at Non-Traditional Locations within the Designated Territory;

(c) To offer and sell at wholesale, retail or through any other distribution system both within and outside of the Designated Territory, products and services which comprise, or may in the future comprise, a part of the System, which products may be resold at retail or through any other distribution channel including, but not limited to, supermarkets and other retail facilities, to the general public by such entities;

(d) To sell at both wholesale and retail within and outside the Designated Territory all products and services which do not comprise a part of the System; and

(e) To establish food service units within and outside the Designated Territory operating under a format and trademarks and service marks distinct from the CAPRIOTTI'S SANDWICH SHOP System.

1.5 This Agreement is not a Franchise Agreement and Developer shall have no right to use in any manner the Marks by virtue hereof.

1.6 Developer shall have no right under this Agreement to license others to operate a Franchised Restaurant or use the System or the Marks.

2. DEVELOPMENT FEE

As consideration for the rights and options granted herein, Developer shall pay to Franchisor an initial individual franchise fee in the amount of FORTY THOUSAND Dollars ($40,000.00) for each Franchised Restaurant Developer agrees to develop, own and operate. Simultaneously with the execution of this Agreement, Developer shall execute a Franchise Agreement for the first CAPRIOTTI'S SANDWICH SHOP restaurant to be developed, and shall pay (i) the initial franchise fee under such Franchise Agreement in the amount of FORTY THOUSAND Dollars ($40,000.00) and (ii) an amount equal to twenty five percent (25%) of the initial franchise fee specified above for each additional CAPRIOTTI'S SANDWICH SHOP restaurant which Developer is granted the option to develop under this Agreement ("Development Fee"). The Development Fee due at the time of execution of this Agreement is ONE HUNDRED THIRTY THOUSAND Dollars ($130,000.00). The Development Fee, which is to be paid at the time of execution of this Agreement, is consideration for this Agreement and not consideration for any Franchise Agreement, is fully earned by Franchisor upon execution of this Agreement and is non-refundable, notwithstanding any provision to the contrary contained in any Franchise Agreement. The balance of the initial franchise fee for each CAPRIOTTI'S SANDWICH SHOP restaurant shall be due upon execution of the applicable individual Franchise Agreement.

3. DEVELOPMENT SCHEDULE AND DEVELOPMENT PROCEDURES

3.1 During the term of this Agreement, Developer must develop, open and continuously operate in the Designated Territory the number of Franchised Restaurants specified in the Development Schedule in Exhibit B. For each Franchised Restaurant to be developed during the term of this Agreement, Developer must obtain Franchisor's written acceptance of the site by the applicable site acceptance date listed in the Development Schedule ("Site Acceptance Date") and develop and open the Franchised Restaurant by the applicable opening date listed in the Development Schedule ("Opening Date"). Developer's strict compliance with the Development Schedule is essential to this Agreement. Any failure by Developer in fulfilling its obligations to obtain site acceptance for a Franchised Restaurant by the applicable Site Acceptance Date or develop and open a Franchised Restaurant by the applicable Opening Date will constitute a material, non-curable breach of this Agreement, which will permit Franchisor to terminate this Agreement immediately by giving Developer written notice of termination. Notwithstanding the foregoing, Franchisor will not terminate this Agreement if the failure to continuously operate the number of Franchised Restaurants specified in the Development Schedule is the result of a transfer made in accordance with the provisions of the Franchise Agreement, or closure of a Franchised Restaurant due to force majeure. TIME IS OF THE ESSENCE.

3.2 Developer shall be responsible for locating a suitable site for each Franchised Restaurant to be developed pursuant to the Development Schedule by the Site Acceptance Date for each Franchised Restaurant. Franchisor shall use reasonable efforts to help analyze Developer's market area, to help determine site feasibility and to assist in the designation of the location for each site; provided however, that Franchisor will not conduct site selection activities on Developer's behalf. While Franchisor shall utilize its experience and expertise in accepting sites proposed by Developer, nothing contained herein shall be interpreted as a guarantee of success for any site accepted by Franchisor for development nor shall any site recommendation or acceptance made by Franchisor be deemed a representation that any particular site is available for use as a CAPRIOTTI'S SANDWICH SHOP Franchised Restaurant. It shall be the sole responsibility of Developer to undertake site selection activities and otherwise secure premises for Developer's Franchised Restaurants.

3.3 Developer shall submit a description of each proposed site to Franchisor, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Developer's favorable prospects for obtaining the proposed site and such other information as Franchisor may require. Franchisor shall provide Developer written notice of whether the Franchisor has accepted the proposed site within thirty (30) days after receiving Developer's written proposal. Upon acceptance of the site of the restaurant by Franchisor, a separate Franchise Agreement shall be executed for each such restaurant, at which time payment representing the balance of the appropriate individual franchise fee is due and owing in accordance with the terms of the Franchise Agreement. Upon the execution of each Franchise Agreement, the terms and conditions of such Franchise Agreement shall control the establishment and operation of such restaurant.

3.4 Franchisor shall execute the Franchise Agreement only if (i) Developer is in compliance with all and is not in default of any requirements and obligations of this Agreement and all other agreements between Franchisor and Developer, and (ii) Developer is in compliance with all and is not in default of any of its respective obligations under any Franchise Agreement. Developer must comply with all of the terms and conditions of each Franchise Agreement.

3.5 After receiving Franchisor's written acceptance of the site of the Franchised Restaurant as provided in Section 3.3 hereof, Developer shall submit to Franchisor for acceptance a lease for the site (if the premises are to be leased) or a binding agreement to purchase the site. Franchisor's acceptance of the lease or purchase agreement shall be conditioned upon inclusion of terms acceptable to Franchisor, and at Franchisor's option, the lease or purchase agreement shall contain such provisions as Franchisor may require. The lease or purchase agreement may not contain any covenants or other obligations that would prevent Developer from performing any obligations under the Franchise Agreement. Franchisor's acceptance of the lease or purchase agreement does not constitute a warranty or representation of any kind, express or implied, as to its fairness or suitability or as to Developer's ability to comply with its terms, and Franchisor does not assume any liability or responsibility to Developer or to any third parties due to such acceptance. Developer must deliver a copy to Franchisor of the fully signed lease or purchase agreement within five (5) days after its execution. Developer may not execute a Franchise Agreement for, or begin construction of a Franchised Restaurant at, the premises until Developer has delivered a copy of the fully signed lease or purchase agreement to Franchisor.

4. TERM AND RIGHT OF FIRST REFUSAL

4.1 Unless sooner terminated in accordance with the provisions of this Agreement, the term of this Agreement and all rights granted hereunder to Developer shall expire on the first to occur of: (a) the date that the last CAPRIOTTI'S SANDWICH SHOP restaurant is required to be opened pursuant to the Development Schedule; or (b) the date that the last CAPRIOTTI'S SANDWICH SHOP restaurant required by the Development Schedule opened for business.

4.2 For forty-five (45) days after the termination of this Agreement, if Franchisor proposes to grant the right to another franchisee or developer to develop, own and operate additional CAPRIOTTI'S SANDWICH SHOP Franchised Restaurants within the Designated Territory after the expiration of this Agreement, Franchisor shall notify Developer in writing of such proposal and Developer shall, for a period of thirty (30) days from the date of delivery of such notification, have the right, exercisable by written notice to Franchisor, to buy the rights to open and actually commence operation of such additional CAPRIOTTI'S SANDWICH SHOP Franchised Restaurants under the same terms and conditions as proposed to the other franchisee or developer.

5. DUTIES OF THE DEVELOPER

5.1 Developer shall perform the following obligations:

(a) Developer shall comply with all terms and conditions set forth in this Agreement;

(b) Developer shall comply with all of the terms and conditions of each Franchise Agreement including, without limitation, the operating requirements specified in each Franchise Agreement, however, Developer may not be required to attend an initial Developer training course conducted at a Franchisor designated location in connection with the second or any subsequent Franchised Restaurant;

(c) Developer shall at all times preserve in confidence any and all materials and information furnished or disclosed to Developer by Franchisor, and Developer shall disclose such information or materials only to such of its employees or agents who must have access to it in connection with their employment. Developer shall not at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person;

(d) Developer shall comply with all requirements of federal, state and local laws, rules and regulations; and

(e) Developer shall at all times maintain in its employ a Director of Operations or equivalent who has been approved as such by Franchisor in its sole discretion. Such Director of Operations shall directly oversee the operations of all of Developer's Franchised Restaurants and shall have an equity stake in Developer. Should said Director of Operations leave the employ of Developer for any reason, Developer shall have thirty (30) days to find a replacement that has been approved by Franchisor.

6. PROPRIETARY MARKS/CONFIDENTIALITY

Developer acknowledges that it is required, to prevent those persons or parties associated with or employed by it from the unauthorized use of Franchisor's Marks; and also to maintain and control the quality of products sold through the use of those Marks.

Developer therefore covenants and agrees to perform and abide by the following provisions:

6.1 Developer shall not use the Marks or any stylistic or colorable variation thereof as (i) part of a trademark, service mark or trade name of any corporation, partnership, proprietorship or other business entity in which Developer owns or holds any interest, or as (ii) the trademark, trade name or assumed name of any business entity except in connection with the terms of this Agreement and the Franchised Restaurant.

6.2 Developer shall not use any of the Marks in connection with any advertising, promotion, sale or distribution of any item or other product not included on Franchisor's approved list or for any service not offered by Franchisor without Franchisor's prior written consent.

6.3 Developer shall not use or allow the use of Franchisor's Marks in or on any promotional material, advertisement, display, business forms or other printed material without affixing the Marks to such material in the manner required by Franchisor. All advertising and promotion must conform to the standards and requirements by Franchisor. Developer must submit to Franchisor (through the mail, return receipt requested, or via e-mail) for prior written approval, samples of all advertising and promotional plans and materials to be used by Developer in the Franchised Restaurant and no such materials may be used without the express prior written consent of Franchisor.

6.4 Developer shall use the Marks in the precise form prescribed by Franchisor and shall observe all directions from Franchisor regarding the presentation of the Marks and the manner of their display and use. All paper goods, advertising and promotional materials that have not been furnished by Franchisor shall be submitted by Developer to Franchisor for approval prior to use by Developer in the Franchised Restaurant. Franchisor's approval shall not be unreasonably withheld or delayed for more than thirty (30) days after receipt of the proposed advertising material. If Franchisor fails to respond within thirty (30) days, the approval request shall be deemed denied.

6.5 Developer shall use the Marks only on any goods and/or for any services which are in compliance with the directions and specifications issued by Franchisor from time to time and with such other quality control measures now in effect or which Franchisor may adopt in the future to promote and defend the goodwill associated with the Marks. Developer is prohibited from using the Marks on any goods and/or for any services not in compliance with such directions and specifications issued by Franchisor.

6.6 Developer shall promptly discontinue use of the Marks, trade secrets and service marks of Franchisor, and shall take appropriate action to remove said Marks from the premises upon which its business is located upon the expiration, termination or revocation of this Agreement.

6.7 Developer understands and agrees that Franchisor has disclosed or will hereafter disclose to Developer certain confidential or proprietary information and trade secrets. Except as necessary in connection with the operation of the Franchised Restaurant and as approved by Franchisor, Developer shall not, during the Term or at any time after the expiration or termination of this Agreement, regardless of the cause of termination, directly or indirectly, use for its own benefit or communicate or divulge to, or use for the benefit of any other person or entity, any trade secrets, confidential information, knowledge or know-how concerning the recipes, food products, advertising, marketing, designs or methods of operation of the restaurants or the System. Developer shall disclose to its employees only such confidential, proprietary or trade secret information as is necessary to operate its business hereunder and then only while this Franchise Agreement is in effect. Any and all information, knowledge or know-how, including

without limitation, drawings, materials, equipment, marketing, recipes and other data which Franchisor designates as secret or confidential shall be deemed secret and confidential for purposes of this Agreement. Developer hereby acknowledges and agrees that all Franchisor's recipes and food preparation techniques are and shall remain confidential and trade secrets. Additionally, Developer agrees not to make any unauthorized postings of any confidential information or trade secrets on any internet websites or electronic bulletin boards.

6.8 Developer and its shareholders agree that, in the event any confidential information and/or trade secrets are disclosed in violation of this Agreement, then, Developer shall be liable for damages, loss of potential franchise fees, loss of royalties, attorneys' fees and any other damages or remedies deemed appropriate by a court of competent jurisdiction, for any intentional use and/or disclosure of such trade secrets and/or confidential information by Developer or its shareholders in violation of Section 6.7. Developer and its shareholders further agree that any competition with Franchisor, by Developer or its members/shareholders using any of Franchisor's trade secrets and/or confidential information, shall be considered intentional.

6.9 Developer acknowledges Franchisor reserves the right to change, revise or substitute different Marks for use in identifying the System, the restaurants and the products sold or offered for sale through the outlet, if Franchisor, in its sole discretion, determines that change, revision or substitution of different Marks will be beneficial to the System. In these circumstances, the use of the substitute proprietary marks shall be governed by the terms of this Agreement. Developer shall comply with each change, revision or substitution and bear all expenses associated therewith. In the event that a court of competent jurisdiction should order, or if Franchisor in its sole discretion should deem it necessary or advisable, Developer shall modify or discontinue use of any Mark. Developer shall comply with Franchisor's directions regarding any of these Marks within a reasonable time after receipt of notice from Franchisor, based on circumstances, not to exceed three (3) months or, if these modifications or discontinuance is the subject of litigation or court-ordered, immediately. Franchisor shall not be obligated to compensate Developer for any costs or expenses incurred by Developer in connection with any of these modifications or discontinuances. However, Developer shall not be required to spend more than TEN THOUSAND Dollars ($10,000.00) in any twelve (12) month period, to comply with Section 6.9 Developer shall also use these additional or substitute Marks as Franchisor shall direct.

7. <u>DEFAULT AND TERMINATION</u>

7.1 The options and territorial exclusivity granted to Developer in this Agreement have been granted in reliance on Developer's representations and warranties, and strictly on the conditions set forth in this Agreement including, without limitation, the condition that Developer comply strictly with the Development Schedule.

7.2 Developer shall be deemed in default under this Agreement, and all rights granted herein to Developer shall automatically terminate without notice: (i) If Developer shall be adjudicated bankrupt,

becomes insolvent, commits any affirmative action of insolvency or files any action or petition of insolvency, if a receiver (permanent or temporary) of its property or any part thereof is appointed by a court of competent authority or if it makes a general assignment for the benefit of its creditors; (ii) if a final judgment remains unsatisfied of record for thirty (30) days or longer (unless supersedeas bond is filed); (iii) if execution is levied against Developer's business or property; (iv) if Developer no longer employs a Director of Operations or equivalent approved by Franchisor; or (v) if suit to foreclose any lien or mortgage against Developer's premises or equipment is instituted against Developer and not dismissed within thirty (30) days, or is not in the process of being dismissed; provided, however, that Franchisor reserves the right to be named as trustee or receiver in any voluntary petition for bankruptcy or insolvency filed by Developer.

7.3 If Developer: (i) fails to obtain Franchisor's written acceptance of a site by the applicable Site Acceptance Date or fails to develop and open any Franchised Restaurant by the applicable Opening Date, as set forth in the Development Schedule; (ii) at any time during the term of this Agreement, fails to have open and operating the number of Franchised Restaurants required by the Development Schedule, unless such failure is the result of a transfer of any Franchised Restaurant(s) by Developer in accordance with the terms of the Franchise Agreement(s) or closure of any Franchise Restaurant(s) due to force majeure; (iii) fails to comply with any other term and condition of this Agreement; or (iv) makes or attempts to make a transfer or assignment in violation of this Agreement; or (v) fails to comply with the terms and conditions of any individual Franchise Agreement with Franchisor, or of any other agreement to which Developer and Franchisor are parties, any such event shall constitute a default under this Agreement. Upon any such default, Franchisor, in its discretion, may do any one or more of the following:

(a) Terminate this Agreement and all rights granted hereunder to Developer without affording Developer any opportunity to cure the default effective immediately upon receipt by Developer of written notice from Franchisor;

(b) Reduce the number of Franchised Restaurants, without any reduction of the Development Fee, which are subject to options granted to Developer pursuant to this Agreement;

(c) Terminate or reduce in any manner, in Franchisor's discretion, the territorial exclusivity granted Developer in Section 1. hereof; or

(d) Exercise any other rights and remedies which Franchisor may have.

7.4 Upon termination of this Agreement, all remaining options granted to Developer to establish Franchised Restaurants under this Agreement shall automatically be null and void. Developer shall have no right to establish or operate any CAPRIOTTI'S SANDWICH SHOP Franchised Restaurant for which a Franchise Agreement has not been executed by Franchisor. Franchisor shall be entitled to establish, and to license others to establish, Franchised Restaurants which will operate in the Designated Territory except as may be otherwise provided under any Franchise Agreement which has been executed

between Franchisor and Developer, or Developer's affiliates, and which has not been terminated. No default under this Agreement shall constitute a default under any Franchise Agreement between the parties hereto, except to the extent that any default under this Agreement constitutes a default under any Franchise Agreement in accordance with the terms of the Franchise Agreement. Notwithstanding the above, Developer must comply with the terms and conditions of each Franchise Agreement which shall control in determining if a default exists under the Franchise Agreement.

7.5 No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or equity.

8. TRANSFERABILITY AND RIGHT OF FIRST REFUSAL

8.1 Franchisor may assign its rights and/or obligations set forth in this Agreement at any time subsequent to Developer's execution of this Agreement to any third party without consent of Developer. All covenants and agreements under this Agreement shall inure to the benefit of and be enforceable by Franchisor's successors and assigns. This Agreement shall supersede all prior agreements, representations, warranties and understandings between the parties hereto. Any modification or waiver of any other of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The rights and interest of Developer under this Agreement are and shall remain personal to Developer. Developer acknowledges and agrees that Franchisor may assign its rights and/or obligations set forth in this Agreement at any time to any third party without consent of Developer. Developer acknowledges and agrees that Franchisor may assign its rights and/or obligations set forth in this Agreement at any time subsequent to Developer's execution of this Agreement, and that as of the date of the execution of the Agreement, it is the intent of Franchisor to exercise said right of assignment.

Developer recognizes that Franchisor has granted this Agreement in reliance on the business and financial capacity and other attributes of Developer, and the personal skill, qualifications and representations of equity owners of Developer (the "Owner(s)"). Therefore, Developer or Owners shall not sell, assign, transfer, convey, gift, pledge, mortgage, encumber or hypothecate their interest, rights or privileges in this Agreement, in any manner except as otherwise provided in this Agreement.

8.2 At least thirty (30) days prior to a proposed sale or transfer by Developer or any other party holding fifty percent (50%) or more of the ownership interest in Developer, such ownership interest including, but not limited to, stock, partnership interest or limited liability company membership interest ("Ownership Interest"), or fifty percent (50%) or more of its assets (the "Sale Assets") (the Ownership Interest and the Sale Assets collectively, the "Offered Property"), whether voluntarily or involuntarily undertaken, Developer shall:

(a) Give written notice of such proposed sale or transfer to Franchisor. Said notice must set forth the name of the proposed purchaser, a description of the Offered Property, all terms and

conditions of the proposed sale or transfer and must be accompanied by such information which Franchisor may request, including a fully executed Purchase and Sale Agreement. The effectiveness of such Purchase and Sale Agreement shall be contingent upon Franchisor's waiver of its right of first refusal as described in this Section and any and all financial information relating to the Offered Property and relevant to the proposed sale and/or transfer (the "Transfer Packet"); and

(b) Upon Franchisor's receipt of the notice and Transfer Packet, the thirty (30) day notice period shall commence (the "Notice Period"). Franchisor shall have the option and right, within the Notice Period, to notify Developer of the intent of Franchisor to purchase the Offered Property from Developer on the same terms and conditions set forth in the Transfer Packet.

In the alternative, within the Notice Period, Franchisor may notify Developer that Franchisor has elected to withhold approval of the proposed transfer of the Offered Property by providing the specific reasons for such action. Franchisor may not unreasonably withhold such approval. Franchisor may withhold approval in the event:

(i) the proposed transferee does not agree to be bound by the terms and conditions of this Agreement or the then-current Franchise Agreement for the balance of Developer's term; or

(ii) if the proposed transferee is otherwise unacceptable as a franchisee in Franchisor's reasonable discretion.

Developer shall not transfer the Offered Property prior to receipt of written notification of acceptance from Franchisor. Upon receipt of notice approving the proposed transfer, Developer may elect to sell according to the terms and conditions offered to the approved transferee. Upon receipt of notice from Franchisor, disapproving the proposed transfer, Developer may not sell or transfer the property to the proposed transferee.

Upon consummation of such transfer to the proposed transferee, Developer shall pay to Franchisor a transfer fee of the greater of Ten Thousand Dollars ($10,000.00) or five percent (5%) of the sale price received by Developer, not to exceed Twenty Thousand Dollars ($20,000.00).

8.3 If Franchisor elects to purchase the Offered Property, the closing shall take place on the earlier of:

(a) the date stated in the notification by Franchisor of the intent to purchase the Offered Property; or

(b) one hundred twenty (120) days following commencement of the Notice Period.

Developer shall not sell the Offered Property on any terms and conditions fundamentally different from those contained in the notice without first having given corrected notice thereof to Franchisor, in which case Franchisor shall have all of the rights granted to it under Section 8 above as to such corrected or changed terms and conditions.

8.4 The right of first refusal granted, pursuant to Section 8 of this Agreement, shall furthermore apply in the following instances where:

(a) Developer files a voluntary petition in bankruptcy or any other petition for relief under any section of the bankruptcy or insolvency laws of the United States or any state therein now in force or hereinafter enacted;

(b) Developer makes an assignment for the benefit of creditors;

(c) Developer is adjudged bankrupt;

(d) a receiver or trustee is appointed for Developer by any court;

(e) the interest of Developer in any equipment or inventory shall be sold under any execution or other process issued out of any court; or

(f) Developer shall abandon, vacate without just cause or be evicted from the business premises by court order or action of a landlord during the term of this Agreement.

8.5 Upon the death or permanent disability of Developer (or an individual controlling a Developer entity), the personal representative of such person shall transfer Developer's interest in this Agreement or such interest in the Developer entity to an approved third party. Such disposition of this Agreement or such interest (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed one hundred eighty (180) days from the date of death or permanent disability (unless extended by probate proceedings) and shall be subject to all terms and conditions applicable to transfers as provided herein; provided, however, that for purposes of this Section, there shall be no transfer fee charged by Franchisor. Failure to transfer the interest within said period of time shall constitute a breach of this Agreement. The term "permanent disability" shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent Developer (or an owner controlling a Developer entity) from supervising the management and operation of the Franchised Restaurant for a period of one hundred eighty (180) days from the onset of such disability, impairment or condition. In any event, the Franchised Restaurant must at all times be managed, at the expense of Developer, by a designated manager who has completed all of Franchisor's training requirements.

9. COVENANTS

9.1 Developer shall furnish to Franchisor the names, addresses and telephone numbers of all shareholders, members, partners, executive officers, members of the Board of Directors, and managers, as the case may be, in the form attached hereto as Exhibit E prior to opening the Franchised Restaurant. In the event that Developer is an entity formed under state or federal law, prior to or simultaneous with the date of execution of this Agreement, Developer shall provide Franchisor with appropriate minutes and/or resolutions of the Developer setting forth authority of Developer to enter into this Agreement and the acceptance of all of the terms and conditions herein set forth.

9.2 During the term of this Agreement, Developer and all of Developer's shareholders, officers, directors, general or limited partners or members, as the case may be, agree to refrain from operating a business offering for sale hot and cold submarine sandwiches and other deli related menu items (other than soft drinks) anywhere in the United States of America. For a two (2) year period following the expiration, termination or revocation of this Agreement for any reason, neither Developer nor any of its shareholders, officers, directors, general or limited partners or members, as the case may be, either directly or indirectly, shall engage in any business offering for sale hot and cold submarine sandwiches and/or other deli related menu items (other than soft drinks) within a five (5) mile radius of the Franchised Restaurant or from any other then existing CAPRIOTTI'S SANDWICH SHOP location. In this regard, Developer, shareholders, members, partners and their spouses, shall execute Exhibit D acknowledging that they are bound by the terms of this Section.

9.3 Each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section 9 is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Developer expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section 9.

9.4 Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section 9.2. of this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof, and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable.

9.5 Franchisor shall have the right to require all of Developer's personnel performing managerial or supervisory functions and all personnel receiving special training from Franchisor to execute similar covenants in a form satisfactory to Franchisor.

9.6 In addition to the foregoing covenants, Developer shall be bound by and comply with the covenants contained in each Franchise Agreement executed by Franchisor and Developer.

10. NOTICES

The parties hereto will give any notice required under this Agreement in writing and will send it: (1) by registered or certified mail to the other party, return receipt requested; (2) by facsimile to Developer at (702) 564-1502 and (702) 736-9878 for Franchisor, confirmed by receipt of facsimile transmission; (3) by email to Developer to hoganga@aol.com and to Franchisor to ashleymorris@capriottis.com with copy to gjchanos@aol.com or (4) by hand delivery, from an established messenger or process service, confirmed by written affidavit of delivery. Franchisor will address notices to Developer at the location of the CAPRIOTTI'S SANDWICH SHOP restaurant that Developer is operating or the address at the start of this Agreement until Developer designates a different address. All notices to Franchisor shall be addressed to Capriotti's Sandwich Shop, Inc., 6056 South Durango Drive, Suite 100, Las Vegas, Nevada 89113.

11. MISCELLANEOUS TERMS AND CONDITIONS

11.1 **Severability.** In the event any one (1) or more of the sections or clauses contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as though such invalid, illegal or unenforceable provision had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

11.2 **Governing Law.** This Agreement is a Nevada contract and is to be interpreted and construed exclusively in accordance with the laws of the State of Nevada unless it is statutorily required that this Agreement or any term of this Agreement must be governed under the laws of the state where the restaurant is located, then said laws shall control only to the extent specifically required by statute.

11.3 **Survival.** This Agreement shall survive the death of the parties and the death of the heirs, executors and/or assigns, personal representatives and successors-in-interests of the parties.

11.4 **Legal Counsel.** Each party hereto acknowledges that it has either received independent legal advice prior to signing this Agreement or has been advised of its rights to have the same and has elected not to retain an attorney. Each of the parties further declares that it has signed this Agreement freely and voluntarily.

11.5 **Cooperation**. The parties hereto agree to execute any and all documents, papers or other writings that are necessary to give full force and effect to this Agreement.

11.6 **Effect of Waiver**. The failure of either party to insist upon strict performance of any other provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature.

11.7 **Arbitration of Disputes**. Developer acknowledges that it has and will continue to develop a substantial and continuing relationship with Franchisor at its principal offices in the State of Nevada, where Franchisor's decision-making authority is vested and franchise operations are conducted and supervised. Therefore, the parties agree that, to the extent that any disputes cannot be resolved directly between Developer and Franchisor, any action arising out of or relating to this Agreement or the making, performance or interpretation thereof shall upon thirty (30) days' written notice by either party be resolved, except as elsewhere expressly provided in this Agreement, upon application by any such party by binding arbitration in the City of Las Vegas, Nevada, in accordance with the Federal Arbitration Act under the Commercial Arbitration Rules then prevailing of the American Arbitration Association, including, without limitation, the Optional Rules for Emergency Measures of Protection ("AAA"), and not under any state arbitration laws, and judgment on the arbitration award may be entered in any court of competent jurisdiction. Developer and Franchisor agree that arbitration shall be conducted on an individual basis, and may not be conducted on a class-wide basis. The Federal Arbitration Act shall apply to all arbitration and arbitration venue questions. Any award by the arbitrator(s) shall be final, binding and nonappealable, except for errors of law. Unless the parties agree in writing at the time an arbitration proceeding is commenced to the identity of a single arbitrator, each party shall select one (1) arbitrator and the two (2) arbitrators selected shall select a third arbitrator. The third arbitrator selected shall serve as the sole arbitrator in the matter and shall have at least ten (10) years of experience in practicing franchise law as being their primary area of practice and their decision shall be binding. Developer understands that by agreeing to arbitrate it gives up jury and appeal and other rights it might have in court. Developer knowingly and voluntarily waives any right to litigate any dispute relating to this Agreement. Developer further knowingly and voluntarily waives any right to litigate and/or arbitrate any dispute relating to this Agreement outside of Las Vegas, Nevada.

Notwithstanding the provisions of this Section, Developer agrees that Franchisor, at its option, will have the right to seek preliminary injunctive relief from a court of competent jurisdiction, or in the first instance from an Arbitrator, to restrain any conduct by Developer that could materially damage the good will associated with the Marks, provided that if Developer counters, as Developer may, by initiating AAA arbitration in Las Vegas, Nevada, Franchisor agrees to arbitrate the entire dispute thereafter except preliminary injunctive relief (and permanent injunctive relief also, if Developer will not agree that the preliminary injunction shall remain effective indefinitely until the arbitrator shall dissolve it), leaving the court action pending, if it chooses, to facilitate enforcement. Developer agrees Franchisor will not be required to post a bond to obtain any injunctive relief with respect to use of the Marks or use of Franchisor's trade secrets, including, but not limited to, recipes and/or food preparation techniques.

FRANCHISOR AND DEVELOPER (AND DEVELOPER'S OWNERS AND GUARANTORS, IF APPLICABLE) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO PARTICIPATE IN ANY CLASS ACTION, WHETHER AT LAW OR IN EQUITY, BROUGHT BY FRANCHISOR AND/OR DEVELOPER. DEVELOPER FURTHER AGREES THAT ANY ATTEMPT, BY DEVELOPER TO LITIGATE, RATHER THAN ARBITRATE ANY DISPUTE ARISING UNDER THIS AGREEMENT AND/OR TO INITIATE

ARBITRATION PRECEEDINGS RELATING TO THIS AGREEMENT OUTSIDE OF NEVADA, SHALL VOID ANY AND ALL LIMITATIONS ON FRANCHISOR'S DAMAGES CONTAINED HEREIN.

11.8 **Limitations on Recovery**. Developer agrees that the only person or entity from which it may seek damages or any remedy for any dispute arising under this Agreement, including the breach of this Agreement, is the Franchisor, its successors or assigns. Developer agrees that it will not name Franchisor's shareholders, directors, officers, employees or agents in any arbitration or legal action. Developer acknowledges that Franchisor has relied on Developer's agreement to the provisions of this Section in signing this Agreement.

11.9 **Indemnification**. As used in this Section, the phrase "Losses and Expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, lost profits, attorneys' fees, accountants' fees, expert witness fees, expenses, court costs, settlement amounts, judgments, compensation for damages to CAPRIOTTI'S SANDWICH SHOP's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

(a) Franchisor shall not be liable by reason of any act or omission of Developer in its conduct of the operation of its Franchised Restaurant or for any claim, cause of action or judgment arising therefrom against Developer or Franchisor, except for claims caused by Franchisor's gross negligence and/or intentional misconduct. Developer agrees to hold harmless, defend and indemnify Franchisor and its officers, director, agents and employees ("Indemnitees") from and against any and all losses, expenses, judgments, claims, attorneys' fees and damages arising out of or in connection with any claim or cause of action in which Franchisor shall be a named defendant and which arises, directly or indirectly, out of the operation of, or in connection with, the Franchised Restaurant, other than a claim resulting directly from Franchisor's gross negligence or intentional misconduct.

(b) Developer shall promptly notify Franchisor of any action, suit, proceeding, claim, demand, inquiry or investigation as described in Section 11.9(a). If Franchisor is or may be named as a party in any such action, Franchisor may elect (but under no circumstances will be obligated) to undertake the defense and/or settlement thereof. No such undertaking by Franchisor shall, in any manner or form, diminish Developer's obligation to indemnify Franchisor and to hold it harmless.

(c) With respect to any action, suit, proceeding, claim, demand, inquiry or investigation, Franchisor may, at any time and without notice, in order to protect persons or property or the reputation or goodwill of Franchisor or others, order, consent or agree to any settlement or take any remedial or corrective action as Franchisor deems expedient, if, in Franchisor's judgment, there are reasonable grounds to believe that:

(i) any of the acts or circumstances enumerated in Section 11.9(a) have occurred; or

(ii) any act, error or omission of Developer may result directly or indirectly in damage, injury or harm to any person or any property.

(d) All losses and expenses incurred under this Section shall be chargeable to and paid by Developer pursuant to its obligations of indemnity hereunder, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity or defense.

(e) Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Developer. Developer agrees that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by the Indemnitees from Developer.

(f) The Indemnitees assume no liability whatsoever for any acts, errors or omissions of any persons with whom Developer may contract, regardless of the purpose. Developer shall hold harmless and indemnify the Indemnitees and each of them for all losses and expenses that may arise out of any acts, errors or omissions of such third parties with whom Developer may contract.

11.10 **Damages for Breach.** In the event that Developer breaches any of the obligations set forth herein or permits any default to continue after due notice, it shall be liable for all damages resulting therefrom, as well as Franchisor's attorney's fees, costs of litigation and any other damages or remedies determined as appropriate by a court of competent jurisdiction. These damages are to be deemed cumulative and in addition to any other rights or remedies to which Franchisor may be entitled. Notwithstanding the forgoing, Developer shall not be liable for Franchisor's lost revenue, lost profits or other expectancy damages resulting from Developer's failure to perform as required by this Agreement. However, nothing contained herein shall in any way limit Developer's liability for Franchisor's consequential damages, resulting from Developer's conduct, including but not limited to, Developer's breach of this Agreement.

(a) FRANCHISOR AND DEVELOPER (AND DEVELOPER'S OWNERS AND GUARANTORS, IF APPLICABLE), HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT IN THE EVENT OF A DISPUTE BETWEEN FRANCHISOR AND DEVELOPER EACH SHALL BE LIMITED SOLELY TO THE RECOVERY OF ANY ACTUAL DAMAGES SUSTAINED BY THE NON-BREACHING PARTY.

12. SUPERIORITY OF FRANCHISE AGREEMENT

For each CAPRIOTTI'S SANDWICH SHOP individual Franchised Restaurant developed in the Designated Territory, a separate Franchise Agreement shall be executed and any individual franchise fee as prescribed by Franchisor shall be paid to Franchisor. It is understood and agreed by Developer that any and all Franchise Agreements executed in connection with CAPRIOTTI'S SANDWICH SHOP individual

Franchised Restaurants within the Designated Territory are independent of this Agreement. The continued existence of any such Franchise Agreement shall not depend on the continuing existence of this Agreement. If any conflict shall arise in connection with this Agreement and any Franchise Agreement executed within the Designated Territory, the latter shall have precedence and superiority over the former.

13. DEVELOPER REPRESENTATIONS

13.1 DEVELOPER ACKNOWLEDGES THAT IT HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE PROPOSED FRANCHISE AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS AND THAT ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE ABILITY OF DEVELOPER AS AN INDEPENDENT BUSINESSPERSON. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND DEVELOPER ACKNOWLEDGES THAT IT HAS NOT RECEIVED, ANY WARRANTY, GUARANTEE OR REPRESENTATION OTHER THAN AS SET FORTH IN THE FRANCHISE DISCLOSURE DOCUMENT, EXPRESS OR IMPLIED, FROM ANY EMPLOYEE OR AGENT OF THE FRANCHISOR AS TO THE POTENTIAL SALES VOLUMES, PROFITS OR LEVEL OF SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT OR THE SUITABILITY OF THE APPROVED LOCATION OF THE FRANCHISED RESTAURANT. FRANCHISOR HAS NOT REPRESENTED THAT (I) DEVELOPER WILL EARN, CAN EARN OR IS LIKELY TO EARN A GROSS OR NET PROFIT, (II) FRANCHISOR HAS KNOWLEDGE OF THE RELEVANT MARKET, OR (III) THE MARKET DEMAND WILL ENABLE DEVELOPER TO EARN A PROFIT FROM THE FRANCHISED RESTAURANT.

13.2 DEVELOPER ACKNOWLEDGES THAT IT RECEIVED A COPY OF THE FRANCHISE DISCLOSURE DOCUMENT, THE ATTACHMENTS THERETO, AND THE AGREEMENTS RELATED THERETO, IF ANY, AT LEAST FIFTEEN (15) CALENDAR DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS SIGNED.

13.3 DEVELOPER ACCEPTS THE TERMS, CONDITIONS AND COVENANTS CONTAINED IN THIS AGREEMENT AS BEING REASONABLE AND NECESSARY TO MAINTAIN FRANCHISOR'S STANDARDS OF QUALITY, SERVICE AND UNIFORMITY AND IN ORDER TO PROTECT AND PRESERVE THE GOODWILL OF THE MARKS. DEVELOPER ACKNOWLEDGES THAT OTHER DEVELOPERS OF FRANCHISOR HAVE BEEN OR WILL BE GRANTED DESIGNATED TERRITORIES AT DIFFERENT TIMES AND IN DIFFERENT SITUATIONS. DEVELOPER FURTHER ACKNOWLEDGES THAT THE PROVISIONS OF THE AREA DEVELOPER AGREEMENT PURSUANT TO WHICH SUCH DESIGNATED TERRITORIES WERE GRANTED MAY VARY MATERIALLY FROM THOSE CONTAINED IN THIS AGREEMENT AND THAT DEVELOPER'S OBLIGATIONS ARISING HEREUNDER MAY DIFFER SUBSTANTIALLY FROM OTHER DEVELOPERS.

13.4 DEVELOPER RECOGNIZES THAT THE SYSTEM MAY EVOLVE AND CHANGE OVER TIME AND THAT THE OPERATION OF THE FRANCHISED RESTAURANT INVOLVES SUBSTANTIAL RISK AND ITS SUCCESS IS DEPENDENT PRIMARILY UPON THE BUSINESS ACUMEN AND EFFORTS OF DEVELOPER AND OTHER FACTORS BEYOND FRANCHISOR'S CONTROL. DEVELOPER HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE FRANCHISE AND HAD AMPLE TIME AND OPPORTUNITY TO CONSULT WITH INDEPENDENT PROFESSIONAL ADVISORS, INCLUDING BUT NOT LIMITED TO LAWYERS AND ACCOUNTANTS, AND HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED GUARANTEE AS TO POTENTIAL VOLUMES, REVENUES, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY DEVELOPER. EVEN THOUGH THIS AGREEMENT CONTAINS PROVISIONS REQUIRING DEVELOPER TO OPERATE THE FRANCHISED RESTAURANT IN COMPLIANCE WITH FRANCHISOR'S SYSTEM: (I) FRANCHISOR DOES NOT HAVE ACTUAL OR APPARENT AUTHORITY TO CONTROL THE DAY-TO-DAY CONDUCT AND OPERATION OF DEVELOPER'S BUSINESS OR EMPLOYMENT DECISIONS; AND (II) DEVELOPER AND FRANCHISOR DO NOT INTEND FOR FRANCHISOR OR FRANCHISOR'S AFFILIATES TO INCUR ANY LIABILITY IN CONNECTION WITH OR ARISING FROM ANY ASPECT OF FRANCHISOR'S SYSTEM OR DEVELOPER'S USE OF THE SYSTEM OR THE OPERATION OF THE FRANCHISED RESTAURANT, WHETHER OR NOT IN ACCORDANCE WITH THE REQUIREMENTS OF THE MANUAL.

13.5 DEVELOPER ACKNOWLEDGES THAT THE PRESIDENT OF THE UNITED STATES OF AMERICA HAS ISSUED EXECUTIVE ORDER 13224 (THE "EXECUTIVE ORDER") PROHIBITING TRANSACTIONS WITH TERRORISTS AND TERRORIST ORGANIZATIONS AND THAT THE GOVERNMENT OF THE UNITED STATES HAS ADOPTED AND MAY IN THE FUTURE ADOPT OTHER ANTI-TERRORISM MEASURES (THE "ANTI-TERRORISM MEASURES"). FRANCHISOR THEREFORE REQUIRES CERTAIN REPRESENTATIONS AND WARRANTIES THAT THE PARTIES WITH WHOM IT DEALS ARE NOT DIRECTLY OR INDIRECTLY INVOLVED IN TERRORISM. THEREFORE, DEVELOPER HEREBY REPRESENTS AND WARRANTS THAT NEITHER DEVELOPER NOR ANY OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES OR, AS APPLICABLE, ITS PRINCIPALS, MEMBERS, OFFICERS OR DIRECTORS, NOR ANY OTHER PERSON OR ENTITY ASSOCIATED WITH DEVELOPER (EACH, INDIVIDUALLY, A "DEVELOPER PARTY" AND COLLECTIVELY, THE "DEVELOPER PARTIES") IS:

(A) A PERSON OR ENTITY LISTED IN THE ANNEX TO THE EXECUTIVE ORDER;

(B) A PERSON OR ENTITY OTHERWISE DETERMINED PURSUANT TO THE EXECUTIVE ORDER TO HAVE COMMITTED ACTS OF TERRORISM OR TO POSE A SIGNIFICANT RISK OF COMMITTING ACTS OF TERRORISM (SUCH A PERSON OR

ENTITY AND THOSE PERSONS AND ENTITIES LISTED IN THE ANNEX TO THE EXECUTIVE ORDER ARE REFERRED TO HEREIN AS "TERRORISTS");

(C) A PERSON OR ENTITY WHO ASSISTS, SPONSORS OR WHO SUPPORTS TERRORISTS OR ACTS OF TERRORISM ("SPONSORS OF TERRORISM");

(D) OWNED OR CONTROLLED BY TERRORISTS OR SPONSORS OF TERRORISM.

FURTHERMORE, DEVELOPER REPRESENTS AND WARRANTS THAT NEITHER DEVELOPER NOR ANY DEVELOPER PARTY WILL, DURING THE TERM OF THIS AGREEMENT, BECOME A PERSON OR ENTITY DESCRIBED IN CLAUSES (A)–(D) ABOVE.

13.6 DEVELOPER UNDERSTANDS FRANCHISOR RETAINS THE ABSOLUTE RIGHT TO ENTER INTO AGREEMENTS WITH OTHER DEVELOPERS THAT MAY CONTAIN DIFFERENT TERMS THAN THOSE CONTAINED HEREIN, TO FORGIVE, ABATE OR REDUCE FRANCHISE FEES, MARKETING FUND OR LOCAL ADVERTISING COOPERATIVE CONTRIBUTIONS IN SUCH MANNER AS FRANCHISOR DEEMS IN FRANCHISOR'S BUSINESS JUDGMENT TO BE THE PROPER WAY TO PROCEED.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESS:	CAPRIOTTI'S SANDWICH SHOP, INC.
[signature]	By: [signature] Name: Ashley Morris Title: President Date: 7/21/10
	DEVELOPER: BBC HOLDINGS, LLC
[signature]	By: [signature] Name: Gabe Hogan Title: Manager Date: 7/21/10
__________	By: [signature] Name: Jessica Hogan Title: Manager Date: 7-21-10

EXHIBIT A
DESCRIPTION OF TERRITORY


Fallbrook
Vista
Oceanside
Carlsbad
Encinitas
Escondido
Poway
Santee
El Cajon
Spring Valley
SAN DIEGO
National City
Chula Vista
Imperial Beach
Gulf of Santa Catalina
Pacific Ocean
0
15 mi
15 Km
MEXICO

A PORTION OF THE COUNTY OF SAN DIEGO, CALIFORNIA AS DEPICTED ON THE MAP ABOVE WITH THE FOLLOWING BOUNDARIES: THE NORTHERN AND EASTERN BOUNDARY SHALL BE THE SAN DIEGO COUNTY LINES; THE WESTERN BOUNDARY SHALL BE THE PACIFIC OCEAN; AND, THE SOUTHERN BOUNDARY SHALL BE THE NORTHERN CITY LIMITS OF DEL MAR, CALIFORNIA, OVER TO INTERSTATE 5, AND SOUTH TO CALIFORNIA HIGHWAY 56 THROUGH THE CITY OF POWAY CALIFORNIA VIA TED WILLIAMS PARKWAY, TWIN PEAKS ROAD, ESPOLA ROAD TO COUNTY HIGHWAY S4/POWAY ROAD TO CALIFORNIA STATE HIGHWAY 67 THROUGH THE CITY OF RAMONA VIA MAIN STREET AND JULIAN ROAD, CONNECTING WITH CALIFORNIA STATE HIGHWAY 78 TO THE SAN DIEGO COUNTY BORDER.

By: ______________________

Title: Ashley Morris, President

Date: 7/21/10

By: ______________________

Title: Gabe Hogan, Manager

Date: 7/21/10

EXHIBIT B

DEVELOPMENT SCHEDULE

Site Acceptance Date	Opening Date	Cumulative Number of Franchised Restaurants To Be Open and Operating On the Opening Date
4th Quarter 2010	1st Quarter 2011	1
2nd Quarter 2011	3rd Quarter 2011	2
4th Quarter 2011	1st Quarter 2012	3
2nd Quarter 2012	3rd Quarter 2012	4
3rd Quarter 2012	4th Quarter 2012	5
2nd Quarter 2013	3rd Quarter 2013	6
3rd Quarter 2013	4th Quarter 2013	7
1st Quarter 2014	2nd Quarter 2014	8
2nd Quarter 2014	3rd Quarter 2014	9
4th Quarter 2014	1st Quarter 2015	10

EXHIBIT C

DEVELOPER GUARANTY AGREEMENT

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Franchisor's entering into the Area Development Agreement of even date herewith (the "Area Development Agreement"), by and between Capriotti's Sandwich Shop, Inc. ("Franchisor") and BBC HOLDINGS, LLC ("Developer"), the undersigned ("Guarantor") is hereby, on behalf of itself, its successors, assigns, heirs, administrators and general representatives, as the case may be, covenants and agrees with Franchisor, its legal representatives, successors and assigns as follows:

(a) **THAT**, the undersigned will unconditionally guarantee to the Franchisor the prompt and punctual payment of any and all monies due and owing or other amounts that may be or become due to Franchisor from time to time under the Area Development Agreement and will duly perform all of the covenants contained in the Area Development Agreement to be performed by the Developer thereunder; and, in addition, will pay all damages that may arise in consequence of a default by Developer under the Area Development Agreement, not including lost profits, and all attorneys' fees and other costs that may be incurred by Franchisor in enforcing Developer's covenants and agreements set forth in the Area Development Agreement, or in enforcing the covenants and agreements of the undersigned herein;

(b) **THAT**, the undersigned will unconditionally guarantee to Franchisor payment and satisfaction of any claim which Franchisor may have against Developer for damages resulting from a violation of any covenant or condition in the Area Development Agreement, including, but not limited to, the covenant not to compete, unfair competition as defined under the Federal Trademark Act of 1946, as amended, or under applicable state unfair competition laws, arising out of Developer's activities during the course of, in connection with or upon the termination of the Area Development Agreement;

(c) **THAT**, at the option of Franchisor, the undersigned may be joined in any action or proceeding commenced by Franchisor against Developer in connection with or based upon the Area Development Agreement or any provision thereof, and that recovery may be had against the undersigned in any such action or proceeding, or in any independent action or proceeding against the undersigned, without any requirement that Franchisor or its respective successors or assigns first assert, prosecute or exhaust any remedy or claim against Developer, its successors or assigns; such that the liability of the undersigned hereunder shall be deemed primary;

(d) **THAT**, this Developer Guaranty Agreement shall be absolute, present and unconditional and shall remain in full force and effect and extend to any renewal, extension, indulgence, modification or amendment of the Area Development Agreement, and as to assignment, or other transfer of Developer's interests under the Area Development Agreement, whether or not the undersigned shall have had notice thereof;

(e) **THAT**, the validity of this Developer Guaranty Agreement and the obligations of the undersigned hereunder shall in no way be terminated, limited, diminished, affected or impaired by reason of any action which Franchisor might take or be forced to take against Developer, or by reason of any waiver of failure to enforce any of the rights or remedies reserved to Franchisor in the Area Development Agreement or otherwise;

(f) **THAT**, the obligations of the undersigned, if more than one party, shall be joint and several and shall be fully valid and binding as against each signatory hereto individually whether or not any other party or parties hereto have executed this Developer Guaranty Agreement;

(g) **THAT**, the undersigned waives notice of any and all defaults under the Area Development Agreement;

(h) **THAT**, in any action or proceeding brought on, under or by virtue of this Developer Guaranty Agreement, the undersigned shall and does hereby waive trial by jury;

(i) **THAT**, this Developer Guaranty Agreement shall survive the termination of, expiration or cancellation of the Area Development Agreement;

(j) **THAT**, any failure or election to take action against the undersigned pursuant to this Developer Guaranty Agreement shall not in any way be deemed as a waiver of any rights of Franchisor hereunder.

The use of the singular herein shall include the plural. Each term used in this Developer Guaranty Agreement, unless otherwise defined herein, shall have the same meaning as when used in the Area Development Agreement. This Developer Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has caused this Developer Guaranty Agreement to be executed as of even date with the Area Development Agreement.

WITNESS:

____

GUARANTOR:

____

Individually

Date: 07/21/10

STATE OF NEVADA ;

CITY/COUNTY OF CLARK, to wit:

I HEREBY CERTIFY that on this 21ST day of JULY, 2010 before me, the subscriber, a notary public in and of the state and city/county aforesaid, personally appeared GABE HOGAN, who executed the foregoing Developer Guaranty Agreement.

____

Notary Public

MY COMMISSION EXPIRES:

PAMELA TIANGCO
NOTARY PUBLIC
STATE OF NEVADA
MY COMMISSION EXPIRES: 9-12-2012
CERTIFICATE NO: 08-7994-1

EXHIBIT D

RESTRICTIVE COVENANT AS TO DEVELOPER OR SHAREHOLDER OR DEVELOPER

The undersigned constituting the Developer, the Developer's Shareholder and their spouses acknowledge that they are bound by the restrictive covenants as contained in Section 9 of the Area Development Agreement dated July 21, 2010.

The undersigned, in consideration of mutual promises of the parties, and in order to induce Franchisor to execute the attached Area Development Agreement, hereby voluntarily enter into this Restrictive Covenant.

WITNESS:

____

____

DEVELOPER

By: ______________________
Name: Gabe Hogan
Title: Manager
Date: 7/21/10

By: ______________________
Name: Jessica Hogan
Title: Manager
Date: 7/21/10

EXHIBIT E
INFORMATION CONCERNING SHAREHOLDERS AND OTHER PERSONS

SHAREHOLDERS

NAME	ADDRESS	PHONE	STOCK OWNED
Gabe Hogan	427 Blackbridge Road Henderson, NV 89015	(702) 217-4199	
Jessica Hogan	427 Blackbridge Road Henderson, NV 89015	(702) 217-4199	

EXECUTIVE OFFICERS

NAME	ADDRESS	PHONE	STOCK OWNED

BOARD OF DIRECTORS

NAME	ADDRESS	PHONE	STOCK OWNED

THIS CHECK HAS A COLORED BACKGROUND AND CONTAINS MULTIPLE SECURITY FEATURES - SEE BACK FOR DETAILS

MutualofOmahaBank
3333 FARNAM STREET / OMAHA, NE 68131

Cashiers Check
325827

REMITTER: BBC HOLDING LLC BRANCH: 773

DATE: 7/21/2010

Pay EXACTLY ***One Hundred Thirty Thousand Dollars and No Cents $ ***$130,000.00

to the order of CAPRIOTTIS SANDWICH SHOP INC

HEAT SENSITIVE RUB AREA TO VERIFY

⑈003258 27⑈ ⑆104002894⑆ 0308094240⑈